Exhibit 99

FORM 10-KSB. — Annual or Transitional Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 10-KSB

(Mark One)

☒    ANNUAL REPORT UNDER SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003

☐    TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              To

Commission file Number 34603-9

The Monongahela Valley Bank, Inc.

(Name of small business issuer in its charter)

State of West Virginia	55-0755205
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Virginia Avenue Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number (304) 363-4800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $1.00 Par Value

(Title of Class)

(Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchanged Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10- KSB or any amendment to this Form 10-KSB.  ☐

State issuer’s revenues for its most recent fiscal year $ 5,367,000

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days $5,871,385 as of February 15, 2004.

( ISSUERS INVOLVED IN BANKRUPTCY

PROCEEDINGS DURING THE PRECEDING FIVE YEARS )

Check whether the issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.    Yes  ☐    No  ☐    Not Applicable  ☒

(APPLICABLE ONLY TO CORPORATE REGISTRANTS)

State the number of shares outstanding of each of the issuer’s classes of common equity as of the latest practicable date    708,025

DOCUMENTS INCORPORATED BY REFERENCE

If the following documents are incorporated by reference, briefly describe them and identify the part of the Form 10-KSB into which the document is incorporated: (1) any annual report to security holders; (2) any proxy or information statement; and (3) any prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933 (“Securities Act”). The listed documents should be clearly described for identification purposes. None

Transitional Small Business Disclosure Format (Check One):

Yes  ☒    No  ☐            Model B, Alternative 2

Part I

Item 6 – Description of Business

MVB is a West Virginia state-chartered bank, which was incorporated on October 30, 1997, and opened for business on January 4, 1999. MVB’s deposits are insured by the FDIC. MVB engages in general banking business with the primary market area being Marion County, West Virginia. The main office is located at 301 Virginia Avenue, West Virginia. As of December 31, for each of the last three years, the following balance sheet data is provided for comparative purposes:

	(Amounts in thousands)
	2003	2002	2001
Total assets	$94,931	$80,977	$65,325
Gross Loans	62,615	48,032	35,075
Deposits	75,338	64,904	49,708
Shareholder’s Equity	7,828	7,340	4,799

Banking Services

MVB provides individuals, businesses, and local governments with a broad range of loan products, including personal lines of credit, commercial, real estate, and installment loans and deposit products, including checking, savings, NOW and money market accounts, certificates of deposit, and individual retirement accounts. MVB currently does not provide trust services. MVB also offers non-deposit investment products through an association with a broker dealer.

The FDIC insures all deposit accounts up to the maximum allowed by law (generally $100,000 per depositor, subject to aggregation rules). MVB solicits these accounts from individuals, businesses, associations, organizations and government authorities.

MVB also offers commercial and personal loans. Commercial loans include both secured and unsecured loans for working capital and purchase of equipment and machinery. Consumer loans include secured and unsecured loans for financing automobiles, home improvements, education and personal investments. MVB also originates mortgage loans as well as commercial and residential construction loans.

The principal economic risk associated with each of the categories of anticipated loans is the creditworthiness of MVB’s prospective borrowers. With any loan category, the level of risk increases or decreases depending on economic conditions prevailing from time to time. The unsecured loans in all categories have a higher risk than secured loans.

MVB makes a substantial portion of its loans to working individuals, small businesses and professional persons. These types of loans should provide opportunities to establish long-term relationships but may also be credits that are less able to withstand unforeseen economic, competitive and financial conditions that borrowers of a more substantial size. The risk associated with real estate loans and installment loans to individuals varies based on employment levels, fluctuations in value of residential real estate and other conditions that affect the ability of customers to repay indebtedness. The risk associated with commercial loans varies based upon the strength and activity of the local economics of MVB’s market areas. The risk associated with real estate construction loans varies based upon supply and demand for the type of real estate under construction. Further, real estate construction loans are subject to special risks due to conditions beyond a borrower’s control, including cost overruns, adverse weather, labor strikes, unavailability of materials and inability to obtain governmental approvals.

MVB’s loan underwriting criteria have been developed and are formulated in its written credit policy. The credit policy is a comprehensive lending policy, which includes underwriting standards for all categories of loans MVB offers. MVB’s lending policy includes provisions, which will promote a diversified loan portfolio to reduce MVB’s vulnerability to risks associated with any specific category of loans.

MVB’s lending activities are subject to a variety of lending limits imposed by federal and state law. While differing limits apply in certain circumstances based on the type of loan or the nature of the borrower (including the borrower’s relationship to MVB), in general MVB will be subject to a loan-to-one borrower limit of an amount equal to (I) 15% of MVB’s unimpaired capital and surplus in the case of loans which are not fully secured by readily marketable collateral, or (ii) 25% of the unimpaired capital and surplus if the excess over 15% is fully secured by readily marketable collateral. Unless MVB sells participations in its loans to other financial institutions, MVB is not able to meet all lending needs of loan customers requiring aggregate extensions of credit above these limits. Additionally, MVB may voluntarily choose to impose a policy limit on loans to a single borrower that is less than the legal limit. The MVB regulatory established lending limit as of December 31, 2003 is approximately $1,275,000.

MVB may not make any extensions of credit to any director, executive officer, or principal shareholder of MVB, or to any related interest of such person, unless the Board of Directors or Committee thereof approves the extension of credit, and MVB makes the loan on terms not more favorable to such person than would be available to a person not affiliated with MVB.

Market Area

MVB’s primary market area is Marion County, West Virginia, which includes a total of 18 banking facilities. Its extended market is the adjacent counties of Harrison, Monongalia and Taylor Counties, West Virginia. MVB is located on the south side of Third Street at Virginia Avenue in Fairmont, West Virginia, with a branch in the growing eastern section of Marion County.

United States Census Bureau data indicates that the Fairmont and Marion County, West Virginia populations have had somewhat different trends from 1980 to 2000. The population of Fairmont has fluctuated from 23,863 in 1980; 20,210 in 1990 and 21,678 in 2000, or a net decline of 2,185 or 9.2%. Marion County increased its population from 1980 to 1990, 55,789 to 57,249, and decreased to 56,598 in 2000. These charges resulted in a net increase of 1.45%. The Marion County population includes that of Fairmont. The result is that over the last 20 years, there has not been any significant change in population.

Unemployment in Marion County has improved compared to that of the State of West Virginia from November 1995 through October 2003. As of October 2003, the overall state rate was 5.3%, compared to 5.2 % for Marion County. During this same period of time, the Marion County Unemployment Rate has decreased from 8.9 % to 5.2%, while the West Virginia rate declined by 7.5 % to 5.3%. Of the four adjacent counties, Marion’s unemployment rate is better than one, equal to one and worse than two. The rates for Marion County and West Virginia are lower than one year ago when the rates were 6.5% and 5.6% respectively. These rates in each instance are less than 1995 rates, and have fallen over the last year. The future direction of unemployment will probably be driven by what occurs economically on a National level. History seems to indicate that when the National and West Virginia economy improves, Marion County lags such improvement and when the National and State economy falters, Marion County lags in deterioration.

Competition

The banking business is generally a highly competitive business. As of June 30, 2003, there were four other banks in MVB’s market area. The total Marion County commercial bank deposits, which includes a total of 18 banking offices, as of June 30, 2003, were in excess of $ 590,145,000. At this same date MVB had a 12.25% share of the Marion County commercial bank deposits while being open only 4 ½ years. In the last one year period, our market share increased by 2%. The First Exchange Bank of Mannington and MVB represent Marion County’s only locally owned banks, as the other existing commercial banks have their parent-company headquarters in Wheeling, West Virginia (WesBanco), Charlotte, North Carolina (BB&T), and Columbus, Ohio (Huntington National Bank).

For most of the services which MVB provides, there is also competition from financial institutions other than commercial banks. For instance, credit unions are represented by Fairmont Federal Credit Union with six offices in Marion County, Marion County School Employees Federal Credit Union, United Federal Credit Union, and U. S. Employees Credit Union. There are also various issuers of commercial paper and money market funds that actively compete for funds and for various types of loans. Further, there are three offices of the National Brokerage concern, Edward Jones. In addition, some traditional banking services or competing services are offered by insurance companies, investment counseling firms and other business firms and individuals. Many of MVB’s competitors have significantly greater financial and marketing resources than MVB has.

The existence of larger financial institutions in Fairmont, and Marion County, West Virginia, some of which are owned by larger regional or national companies, influence the competition in MVB’s market area. The principal competitive factors in the market for deposits and loans are interest rates, either paid on deposits or charges on loans. West Virginia law allows statewide branch banking which provides increased opportunities for MVB, but it also will increase the potential competition for MVB in its service area. In addition, in 1994, Congress passed the Riegle-Neal Interstate Banking and Branching Efficiency Act. Under this Act, absent contrary action by a state’s legislature, interstate branch banking may occur after June 1, 1997. States are permitted to elect to participate to a variety of degrees in interstate banking or states may elect to “opt out.” In 1996, the West Virginia Legislature elected to “opt in” effective May 31, 1997. Accordingly, out-of-state banks may form de novo banks or may acquire existing branches of West Virginia banks on a reciprocal basis.

Employees

MVB had 32 full-time and 6 part-time employees on December 31, 2003. Four of the full-time employees and three of the part-time employees are stationed at the branch office.

Supervision and Regulation

MVB and virtually all aspects of its operations are subject to supervision, regulation and examination by the West Virginia Commissioner of Banking and the Federal Deposit Insurance Corporation (FDIC). A summary of some of the major regulatory issues follow. The summary is not exhaustive, and reference is made to applicable statutes and regulations for more detailed information regarding supervision and regulation of entities such as MVB. Statutes, regulations and regulatory policies of the federal and West Virginia governments and their agencies are subject to change and it is impossible to predict the effects that any such changes may have upon MVB and its operations.

Monetary Policy

MVB is also affected by the fiscal and monetary policies of the federal government and its agencies, including the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). An important purpose of these policies is to curb inflation and control recessions through control of the supply of money and credit. The Federal Reserve Board uses its powers to establish reserve requirements of insured depository institutions, to set the discount rate on its extensions of credit to insured depository institutions and to conduct open market operations in United States government securities so as to influence the supply of money and credit. These policies have a direct effect on the amount of bank loans and deposits and on the interest rates charged on loans and paid on deposits, with the result that federal policies have a material effect on bank earnings. Policies, which are directed toward affecting the supply of money and credit and reducing or increasing interest rates, may have an adverse effect on bank earnings. Future policies of the Federal Reserve Board and other authorities and changes in state and federal laws and regulations cannot be predicted, nor can their effect on future bank earnings be predicted.

Federal Deposit Insurance Corporation

The FDIC insures the deposits of the bank, and the bank is subject to the applicable provisions of the Federal Deposit Insurance Act. The FDIC may terminate a bank’s deposit insurance upon finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the bank’s regulatory agency.

Capital Requirements

The FDIC has issued risk-based capital guidelines for banking organizations, such as the bank. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy, and minimizes disincentives to holding liquid, low-risk assets. The risk-based ratio is determined by allocating assets and specified off-balance sheet commitments into four weighted categories, with higher levels of capital being required for categories perceived as representing greater risk.

Generally, under the applicable guidelines, the financial institution’s capital is divided into two tiers. “Tier 1,” or core capital, includes common equity, non-cumulative perpetual preferred stock (excluding auction rate issues) and perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts or consolidated subsidiaries, less goodwill and, with few exceptions, all other intangible assets. “Tier 2,” or supplementary capital, includes, among other items, cumulative and limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan losses, subject to certain limitations, less required deductions. “Total capital” is the sum of Tier 1 and Tier 2 capital.

Financial institutions are required to maintain a risk-based ratio of 8%, of which 4% must be Tier 1 capital. The appropriate regulatory authority may set higher capital requirements when an institution’s particular circumstances warrant.

Banks are subject to “leverage ratio” guidelines involving a numerator defined as Tier 1 capital and a denominator defined as adjusted total assets (as defined by regulation). The bank regulatory agencies have established a 3% minimum Tier 1 leverage ratio applicable only to banks meeting certain specified criteria, including excellent assets quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum, by at least 100 to 200 basis points.

The guidelines also provide that financial institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

The bank currently exceeds all required capital ratios. Failure to meet applicable capital guidelines could subject the financial institution to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the regulatory authority of a capital directive to increase capital and the termination of deposit insurance by the FDIC as well as to the measures described under “Federal Deposit Insurance Corporation Improvement Act of 1991” as applicable to “undercapitalized” institutions.

“Undercapitalized” institutions are subject to growth limitations and are required to submit a capital restoration plan. If an “undercapitalized” institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. “Significantly undercapitalized” institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and a cessation of receipt of deposits from correspondence banks. “Critically undercapitalized” institutions may not, beginning 60 days after becoming “critically undercapitalized,” make any payment of principal or interest on their subordinate debt. In addition, “critically undercapitalized” institutions are subject to appointment of a receiver or conservator.

While the bank exceeded all required capital ratios for a well-capitalized institution, the bank’s growth was causing a decrease in these ratios. Accordingly, plans were adopted and implemented to increase capital. This was accomplished effective November 1, 2002, as the result of the sale of approximately $2,000,000 in new stock at $12.50 per share. As a result, at December 31, 2002, the bank’s capital ratios increased significantly. The table below shows these ratios as of this date.

Ratio	Minimum Well-Capitalized Ratio	MVB’s Ratios December 31, 2002	MVB’s Ratio, December 31, 2003
Total risk-based capital ratio	10.0%	15.0%	13.0%
Tier 1 risk-based capital ratio	6.0%	14.0%	12.0%
Tier 1 leverage ratio	5.0%	9.0%	8.2%

Federal and State Laws

The bank is subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of a bank to open a new branch or engage in a merger transaction. Community reinvestment regulations evaluate how well and to what extent a bank lends and invests in its designated service area, with particular emphasis on low-to-moderate income communities and borrowers in such areas.

Monetary Policy and Economic Conditions

The business of financial institutions is affected not only by general economic conditions, but also by the policies of various governmental regulatory agencies, including the Federal Reserve Board. The Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions primarily through open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in the reserve requirements against depository institutions’ deposits. These policies and regulations significantly affect the overall growth and distribution of loans, investments and deposits, and the interest rates charged on loans, as well as the interest rates paid on deposits and accounts.

The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to have significant effects in the future. In view of the changing conditions in the economy and the money markets and the activities of monetary and fiscal authorities, MVB cannot definitely predict future changes in interest rates, credit availability or deposit levels.

Effect of Environmental Regulation

The bank’s primary exposure to environmental risk is through its lending activities. In cases when management believes environmental risk potentially exists, the bank mitigates its environmental risk exposures by requiring environmental site assessments at the time of loan origination to confirm collateral quality as to commercial real estate parcels posing higher than normal potential for environmental impact, as determined by reference to present and past uses of the subject property and adjacent sites. Environmental assessments are typically required prior to any foreclosure activity involving non-residential real estate collateral.

With regard to residential real estate lending, management reviews those loans with inherent environmental risk on an individual basis and makes decisions based on the dollar amount of the loan and the materiality of the specific credit.

MVB anticipates no material effect on anticipated capital expenditures, earnings or competitive position as a result of compliance with federal, state or local environmental protection laws or regulations.

International Money Laundering Abatement and

Anti-Terrorist Financing Act of 2001 (USA Patriot Act)

The International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Patriot Act”) was adopted in response to the September 11, 2001 terrorist attacks. The Patriot Act provides law enforcement with greater powers to investigate terrorism and prevent future terrorist acts. Among the broad-reaching provisions contained in the Patriot Act are several designed to deter terrorists’ ability to launder money in the United States and provide law enforcement with additional powers to investigate how terrorists and terrorist organizations are financed. The Patriot Act creates additional requirements for banks, which were already subject to similar regulations. The Patriot Act authorizes the Secretary of the Treasury to require financial institutions to take certain “special measures” when the Secretary suspects that certain transactions or accounts are related to money laundering. These special measures may be ordered when the Secretary suspects that a jurisdiction outside of the United States, a financial institution operating outside of the United States, a class of transactions involving a jurisdiction outside of the United States or certain types of accounts are of “primary money laundering concern.” The special measures include the following: (a) require financial institutions to keep records and report on the transactions or accounts at issue; (b) require financial institutions to obtain and retain information related to the beneficial ownership of any account opened or maintained by foreign persons; (c) require financial institutions to identify each customer who is permitted to use a payable-through or correspondent account and obtain certain information from each customer permitted to use the account; and (d) prohibit or impose conditions on the opening or maintaining of correspondent or payable-through accounts.

Item 7. Description of Property

The Monongahela Valley Bank, Inc. main office is currently housed in a banking facility located at 301 Virginia Avenue, Fairmont, WV, at the intersection of Third Street and Virginia Avenue on a parcel of real estate containing approximately 42,000 square ft., which MVB owns The parcel fronts on Virginia Avenue and is totally accessible to Third and Fourth Streets to the north and south, respectively, and from Virginia Avenue. This location is in the heart of downtown Fairmont with easy access to nearly any other part of town.

The facility, built for MVB in 1998, is constructed of brick and frame components. The main floor covers 7000 square ft. The second floor area approximates 3000 square feet of office spaces, which was finished in 2001. The facility is equipped with five inside teller windows and five outside drive-in lanes, one of which is served by an ATM. An after hours night deposit is also available. Off street parking is available for approximately 50 cars. A large vault is also an integral part of the building.

A second office is inside the Shop N Save Supermarket in the Middletown Mall. The mall is in the town of White Hall, WV adjacent to Fairmont, WV. The White Hall area of Marion County is developing rapidly, especially in the area of technology related business organizations. In addition, the Middletown Mall and the surrounding land is currently being redeveloped with new tenants and facilities. The Mall owners have a business plan that should continue to attract additional development and economic activity. The facility, which is leased from the supermarket, approximates 600 square feet, which includes four teller stations and two offices. A night deposit and safe deposit boxes compliment the normal supermarket bank product offerings. This facility opened May 8, 2000.

Item 8 – Directors, Executive Officers and Significant Employees

All of the individuals indicated below have been a director or employee since MVB began operations, January 4, 1999. All directors are elected annually by the shareholders for a one-year term. Additionally, none of the individuals named below have been involved in any bankruptcy filing, convicted in a criminal proceeding or involved in any legal proceeding during the past five years, which are material to an evaluation of the ability or integrity of the person named. Director Jay L. Morgan, who had served as an MVB Director since the beginning of the organization, has elected to retire as of the completion of his last turn of office, which coincided with the last election of directors at the Annual Meeting of Shareholders, held April 15, 2003. Mr. Morgan retired to have a more flexible schedule.

Directors
Name	Age – as of March 1, 2004	Term of Office	Business Experience – last 5 years
Barbara Alexander	47	*	Owner/ Broker – Howard Hanna/ Premier Properties by Barbara Alexander, LLC

Robert L. Bell	68	*	Commissioner Monongalia County Commission, WV

Stephen R. Brooks	55	*	Attorney – Flaherty, Sensabaugh & Bonasso

Harvey M. Havlichek	54	*	President – Adams Office Supply & Novelty Company, Inc.

James R. Martin	56	*	The Monongahela Valley Bank, Inc. President & CEO; Banker

Dr. Saad Mossallati	55	*	Vascular Surgeon

Leonard W. Nossokoff	65	*	Owner – Giant Eagle Supermarket

J. Christopher Pallotta	54	*	President – Bond Insurance Agency

Nitesh S. Patel	40	*	President & CEO – DN American, Inc (technology provider)

Louis W. Spatafore	47	*	President & General Manager – Friendly Furniture Galleries, Inc.

Richard L. Toothman	62	*	Broker & Owner – Toothman Realty

Dr. Michael F. Trent	55	*	Dentist

Dr. James E. Valentine	66	*	Orthodontist

Samuel J. Warash	54	*	President – S J Warash & Co, Inc- (real estate appraisals)

Executive Officers
Name	Age – as of March 1, 2003	Term of Office	Business Experience – last 5 years
James R. Martin	56	*	The Monongahela Valley Bank, Inc. President & CEO; Banker

Delbert L. Phillips	60	*	Senior Lending Officer; Commercial Lending, Senior Vice President

Eric L. Tichenor	36	*	Vice President & Cashier; Financial Institution Operations and Accounting

Judith A. Merico	59	*	Mortgage Loan and Shareholder Relations Officer, as well as Corporate Secretary

*	Served in this capacity since January 4, 1999, the opening date of MVB.

Significant Employees
Name	Age – as of March 1, 2003	Term of Office	Business Experience – last 5 years
Gary M. Cox	60	*	Vice President & Director of Marketing; Financial Institution Marketing

Susan R. Walls	38	*	Vice President; Financial Institution Deposit and Non-Deposit Customer Service

George L. Johnston	56	*	Vice President; Financial Institution Consumer Lending

*	Served in this capacity since January 4, 1999, the opening date of MVB.

There are no family relationships among the Directors, Executive Officers, Significant Employees or staff members.

Item 9 – Remuneration of Directors and Officers

The non-officer directors of MVB receive a fee of $125 per meeting attended. The aggregate annual remuneration of the three highest paid persons is shown in the table below. Those included in this group all serve as officers of MVB. The information is provided for the year 2003.

Name of Individual or Identity of Group	Capacity	Aggregate Remuneration
James R. Martin	President & CEO	$90,000
Delbert L. Phillips	Senior Vice President Senior Lending Officer	86,000
Gary M. Cox	Vice President Director/ Marketing	74,000

There are no plans in place that would provide any future remuneration. The aggregate remuneration indicated above is comprised of regular salaries only.

Item 10 – Security Ownership of Management and Certain Securityholders

No shares are being offered in connection with this filing, so the number of shares is for both before and after the filing. Common stock is the only class of securities outstanding. There are 708,025 shares of common stock outstanding.

Title of Class	Name and Address of Owner	Shares Owned Directly and Beneficially March 1, 2004	Percent of Class
Common	James R. Martin 911 Henry Dr. Fairmont, WV 26554	24,991	3.53%

Common	Delbert L. Phillips 2245 Maple Dr. Fairmont, WV 26554	4,583.65%

Common	Gary M. Cox 1776 Independence Dr. Fairmont, WV 26554	4,248.60%

Common	All officers and directors as a group	256,380	36.21%

MVB has no 10 % shareholders. There are no warrants, or rights outstanding. The only reportable options outstanding are those disclosed on the following table.

Name of Holder	Title and Amount of Securities Called for by Options @	Exercise Price		Date of Exercise
James R. Martin	1,500 shares - $1.00 par value common stock 7,875 shares - $1.00 par value common stock	$ $	11.00 / share 10.48 / share	* **

Delbert L. Phillips	7,350 shares - $1.00 par value common stock		$10.48 / share	*

Gary M. Cox	3,675 shares - $1.00 par value common stock		$10.48 / share	*

*	All of these option shares are currently exercisable.
**	1/4 of the indicated shares are exercisable as of January 1, 2002, 2003, 2004 and 2005.

As of December 31, 2003, MVB had no parent corporation. However, as described in Part II, Item 4, the shareholders of MVB approved on December 17, 2003, an Agreement and Plan of Reorganization and related Plan of Share Exchange providing that MVB became a wholly-owned subsidiary of MVB Financial Corp. This transaction was consummated January 1, 2004.

Item 11 –Interest of Management and Others in Certain Transactions

No reportable transactions

The Monongahela Valley Bank, Inc.

Form 10-KSB

Part II

Item 1 – Market Price and Dividends on the Registrant’s Common Equity and Other Stockholder Matters.

a)	There is no active public market for the shares of MVB. The $1.00 par value common stock is the only class of stock authorized. There are 1,000,000 shares authorized of which 708,025 are outstanding. The MVB shareholders at the 2001 Annual Meeting of Shareholders authorized a stock option plan covering 52,500 shares, adjusted for the 5% stock dividend effective June 1, 2001. 36,885 shares have been awarded under this plan. No options have been exercised. Two individuals who were awarded options have left MVB employment and did not exercise the options that were exercisable at the termination of their employment.

Shares of MVB common stock is traded among individuals. To assist individuals complete their desired purchase or sale of MVB common stock, MVB maintains a list of individuals interested in purchasing such shares and assists with the transactions if so asked. MVB is aware of prices paid in some but not necessarily all transactions. There were 7 transactions in 2003 and 6 transactions in 2002, excluding the sale of 164,348 shares of MVB common stock, effective November 1, 2002. The prices paid for known transactions ranged from at $12.00 to $13.00 per share. The $13.00 per share price is also the last known sales price of shares sold in 2003. A schedule of known sales of MVB common stock is:

Quarter	Year
	2002	2003
1st	11.00	12.50
2nd	11.00	12.50
3rd	11.00	13.00
4th	12.50	13.00

With regard to securities that could be sold pursuant to Rule 144, there are 239,475 shares that could be sold in such a manner. However, all prior shares have been sold related to a public offering. There is no current intention to sell any shares without the benefit of a public offering. The number of shares available for sale was calculated as follows:

Total shares authorized	1,000,000
Total shares outstanding	708,025
Shares reserved for option plan	52,500

Shares remaining	239,475

There are no shares that are being offered or has been proposed to be offered by MVB, other than those that may be issued under the Stock Option program discussed above.

b)	There are approximately 850 holders of MVB common stock.

c)	There has never been any cash dividends declared on MVB common stock. A 5% stock dividend was paid effective June 1, 2001.

MVB’s shareholders are entitled to receive dividends when and as declared by MVB’s Board of Directors. MVB’s future cash dividends will depend on its earnings, general economic conditions, its financial condition, regulatory constraints and other factors generally affecting dividend policy. Dividends will be subject to the restrictions contained in WV Code Section 31 A-4-25. That statute provides that no less than one-tenth of the net profits of the preceding half year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods in the case of annual dividends) must be carried to a bank’s surplus fund until the surplus fund equals the amount of its capital stock. MVB’s surplus currently exceeds its capital stock account.

The prior approval of the Commissioner is required if the total of all dividends declared by a West Virginia state bank in any calendar year will exceed its net profits for that year combined with its retained net profits for the preceding two years. “Net profits” is defined as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting all current operating expenses, actual losses and all federal and state taxes. There can be no assurance when or if dividends will be declared by MVB.

d)	MVB, as previously described, has a stock option program, which was approved at the Annual Meeting of Shareholders, held April 18, 2000. There are no other securities authorized for issuance under equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	©
Equity compensation plans approved by security holders	36,885	$10.50	15,615
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	36,885	$10.50	15,615

Item 2 – Legal Proceedings

From time to time, MVB is involved in various legal proceedings related to the business of a commercial bank. No individual or combined claim exceeds 10% of current assets or equity capital of MVB. Management believes that any claims arising from such cases would be minimal and that MVB has meritorious defenses in all matters.

Item 3 – Changes in and Disagreements with Accountants.

There has been no change in or any disagreements with MVB’s independent certified public accountants for 2003. The same firm has provided audit, tax and internal audit service from inception to date.

The Sarbanes-Oxley Act of 2002 requires the separation of the internal and external audit functions of MVB. Accordingly, the current provider of these services will provide internal audit services for 2004 and a new provider will be selected for external audit services.

Item 4 – Submission of Matters to a Vote of Security Holders

A special meeting of the Shareholders of MVB was held at 9:00 A.M. on December 17, 2003. The purpose of the meeting was to consider and vote on an Agreement and Plan of Reorganization and related Plan of Share Exchange whereby MVB would become a wholly-owned subsidiary of MVB Financial Corp. The total number of votes cast was 482,600 or 66.2% of the 708,025 shares outstanding. There were 481,833 shares, representing 99.8% voting in favor of and 767 shares voting against or .2%.

Item 5 – Compliance with Section 16 (a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s Directors and executive officer, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the Federal Deposit Insurance Corporation initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, Directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the two fiscal years ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, Directors and persons owning more than ten percent were complied with.

Item 6 – Reports on Form 8-K

None filed

The Monongahela Valley Bank, Inc.

Form 10-KSB

Financial Statements

Part F/S

F/S

REPORT OF INDEPENDENT AUDITOR

To the Board of Directors

The Monongahela Valley Bank, Inc.

Fairmont, West Virginia

We have audited the accompanying balance sheets of The Monongahela Valley Bank, Inc. as of December 31, 2003 and 2002, and the related statements of income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Monongahela Valley Bank, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Conley CPA Group, PLLC
Fairmont, West Virginia January 30,2004

MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS -f WEST VIRGINIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

F/S-1

The Monongahela Valley Bank, Inc.

Balance Sheets

December 31, 2003 and 2002

	2003	2002
ASSETS

Cash and due from banks	$2,018,336	$2,145,330
Interest bearing balances - FHLB	1,159,093	1,511,087
Federal funds sold	548,000	1,039,000
Certificates of deposit in other banks	797,000	3,185,015
Investment Securities: (Note 2)
Securities held- to- maturity, at cost	1,322,653	455,488
Securities available- for- sale, at approximate market value	23,750,283	21,879,457

Loans: (Note 3)	62,615,469	48,032,008
Less: Allowance for loan losses	(688,799)	(502,570)

Net Loans	61,926,670	47,529,438

Bank premises, furniture and equipment (Note 4)	1,671,484	1,733,050
Accrued interest receivable and other assets	1,737,357	1,499,403

TOTAL ASSETS	$94,930,876	$80,977,268

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits: (Note 5)
Non-interest bearing	$7,155,243	$6,078,535
Interest bearing	68,182,788	58,825,128

Total Deposits	75,338,031	64,903,663

Accrued interest, taxes, and other liabilities	261,142	392,856
Securities sold under agreements to repurchase (Note 6)	6,724,601	5,596,695
Federal Home Loan Bank borrowings (Note 6)	4,778,918	2,743,806

Total Liabilities	87,102,692	73,637,020

STOCKHOLDERS’ EQUITY

Common stock, par value $1; 1,000,000 shares authorized; 708,025 shares issued and outstanding	708,025	708,025
Additional paid-in capital	6,537,060	6,537,060
Retained earnings (deficit) (Note 12)	741,945	(39,377)
Accumulated other comprehensive income	(158,846)	134,540

Total Stockholders’ Equity	7,828,184	7,340,248

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,930,876	$80,977,268

The notes to financial statements are an integral part of these statements.

F/S-2

The Monongahela Valley Bank, Inc.

Statements of Income

Years Ended December 31, 2003 and 2002

	2003	2002
INTEREST INCOME
Interest and fees on loans	$3,946,259	$3,140,240
Interest on deposits with other banks	93,827	173,386
Interest on federal funds sold	9,970	16,425
Investment securities - taxable	801,819	897,017

	4,851,875	4,227,068

INTEREST EXPENSE
Interest on deposits and borrowed funds	1,701,786	1,851,557

NET INTEREST INCOME	3,150,089	2,375,511
Provision for loan losses	222,765	224,795

Net interest income after provision for loan losses	2,927,324	2,150,716

OTHER INCOME
Service charges on deposit accounts	329,798	270,300
Commissions from investment services	1,771	36,565
Other operating income	183,162	143,993
Gain on sale of securities	82,739	6,827

	597,470	457,685

OTHER EXPENSES
Salaries and employee benefits	1,141,576	1,018,912
Occupancy expense	131,587	122,523
Equipment rentals, depreciation, and maintenance	163,470	151,466
Data processing	360,925	313,248
Postage	59,204	48,103
Telephone	18,337	12,944
Advertising	40,533	37,640
Credit investigations and other loan related expenses	30,976	25,117
Stationery and printing	58,439	57,684
Legal and accounting fees	68,039	44,002
FDIC and state assessment	25,881	25,588
Business franchise tax	35,200	16,250
Business & Occupation tax	29,950	23,600
Correspondent service charges	35,423	36,319
Other operating expenses	148,052	99,357

	2,347,592	2,032,753

Income Before Income Taxes	1,177,202	575,648

Income Taxes (Note 8)	395,880	175,400

NET INCOME	$781,322	$400,248

Net Income Per Common Share	$1.05	$0.54

The notes to financial statements are an integral part of these statements.

F/S-3

The Monongahela Valley Bank, Inc.

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2003 and 2002

	Common Stock	Surplus	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income/(loss)	Total Stockholders’ Equity
Balance, December 31, 2001	$543,677	$4,652,881	$(439,625)	$41,585	$4,798,518

Issuance of common stock	164,348	1,884,179			2,048,527

Net Income			400,248		400,248

Other comprehensive income(loss)
Net fair value adjustment on securities available for sale, less reclassification adjustment for realized gains - net of tax effect				116,500	116,500

Minimum pension liability adjustment - net of tax effect				(23,545)	(23,545)

Total Comprehensive Income					493,203

Balance, December 31, 2002	708,025	6,537,060	(39,377)	134,540	7,340,248

Net Income			781,322		781,322

Other comprehensive income(loss)
Net fair value adjustment on securities available for sale, less reclassification adjustment for realized gains - net of tax effect				(342,687)	(342,687)

Minimum pension liability adjustment - net of tax effect				49,301	49,301

Total Comprehensive Income					487,936

Balance, December 31, 2003	$708,025	$6,537,060	$741,945	$(158,846)	$7,828,184

The notes to financial statements are an integral part of these statements.

F/S-4

The Monongahela Valley Bank, Inc.

Statements of Cash Flows

Years Ended December 31, 2003 and 2002

	2003	2002
OPERATING ACTIVITIES
Net Income	$781,322	$400,248
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) on sale of available- for- sale securities	(82,739)	(6,827)
Provision for loan losses	222,765	224,795
Depreciation	133,634	126,852
Amortization, net of accretion	406,581	220,675
Deferred income taxes	1,880	127,400
(Increase) in interest receivable and other assets	(147,636)	(1,147,701)
(Decrease)/increase in accrued interest, taxes, and other liabilities	(16,560)	75,916

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,299,247	21,358

INVESTING ACTIVITIES
(Increase) in loans, net	(14,619,997)	(13,033,367)
Purchases of premises and equipment	(72,068)	(60,740)
Purchases of investment securities available-for-sale	(25,207,085)	(15,927,933)
Decrease in deposits with Federal Home Loan Bank, net	351,994	3,246,478
Decrease/(increase) in federal funds sold	491,000	(14,000)
Purchases of certificates of deposit with other banks	(697,000)	(5,270,000)
Proceeds from maturity of certificates of deposit with other banks	3,085,015	4,674,000
Proceeds from sales, maturities and calls of securities available-for-sale	21,386,350	11,406,872
Proceeds from maturities and calls of securities held-to-maturity	258,164	262,818

NET CASH (USED IN) INVESTING ACTIVITIES	(15,023,627)	(14,715,872)

FINANCING ACTIVITIES
Net increase in deposits	10,434,368	15,194,088
Net increase/(decrease) in repurchase agreements	1,127,906	(2,935,574)
Net increase in Federal Home Loan Bank borrowings	2,035,112	743,806
Issuance of common stock	0	2,048,527

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,597,386	15,050,847

(Decrease)/increase in cash and cash equivalents	(126,994)	356,333

Cash and cash equivalents at beginning of year	2,145,330	1,788,997

Cash and cash equivalents at end of year	$2,018,336	$2,145,330

The notes to financial statements are an integral part of these statements.

F/S-5

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

The Monongahela Valley Bank, Inc. provides banking services to the domestic market with the primary market area being Marion County, West Virginia. To a large extent, the operations of the Bank, such as loan portfolio management and deposit growth, are directly affected by the market area economy.

Management Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates, such as the allowance for loan losses, are based upon known facts and circumstances. Estimates are revised by management in the period such facts and circumstances change.

Investment Securities

Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premium and accretion of discounts computed by the interest method from purchase date to maturity. Other marketable securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on securities available-for-sale, net of the deferred income tax effect, are recognized as direct increases or decreases in stockholders’ equity. Cost of securities sold is recognized using the specific identification method.

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses. Interest on loans is recognized as income on daily balances of the principal amount outstanding, calculated using the simple interest method. The allowance for loan losses is established through a provision for loan losses when management believes the collectibility of principal is unlikely. The allowance is an amount management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. Evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower’s ability to pay. Accrual of interest is discontinued on an impaired loan when management believes, after considering economic and business conditions and collection efforts, the borrowers’ financial condition is such that collection of interest is doubtful. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent of cash payments received. Interest income is subsequently recognized only to the extent of cash payments received.

Loan Origination Fees and Costs

Certain loan fees and direct loan costs are primarily being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield.

Bank Premises, Furniture and Equipment

Bank premises, furniture and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed for financial reporting by the straight-line-method based on the estimated useful lives of assets.

Foreclosed Assets Held for Resale

Foreclosed assets held for resale acquired in satisfaction of mortgage obligations and in foreclosure proceedings are recorded at the lower of the loan balance or at fair market value of the property. Properties carried in foreclosed assets held for resale are assessed periodically for decline in market value, and provisions for losses are charged to income as required.

Income Taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes. The differences relate principally to accretion of discounts on investment securities, provision for loan losses, minimum pension liability, and differences between book and tax methods of depreciation.

Net Income Per Common Share

Net income per common share includes any dilutive effects of stock options, and is computed by dividing net income by the average number of common shares outstanding during the period, adjusted for the dilutive effect of options under The Bank’s 2000 Stock Incentive Plan.

Cash Flows

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and deposits in other banks.

F/S-6

The Monongahela Valley Bank, Inc. paid income taxes of $393,918 and $0 for the years ended December 31, 2003, and 2002, respectively. The Bank made no transfers of loans to foreclosed assets held for resale during these years. Payments of interest did not vary materially from interest reported on the statements of income for 2003 or 2002.

NOTE 2. INVESTMENT

SECURITIES

Amortized cost and approximate market values of investment securities held-to-maturity at December 31, 2003, including gross unrealized gains and losses, are summarized as follows:

	Amortized Cost	Unrealized Gain	Unrealized Loss	Approximate Market Value
Mortgage-backed securities	$196,383	$8,158	$—	$204,541
Municipal securities	1,126,270	4,112	(13,435)	1,116,947
	$1,322,653	$12,270	$(13,435)	$1,321,488

Amortized cost and approximate market values of investment securities held-to-maturity at December 31, 2002, including gross unrealized gains and losses, are summarized as follows:

	Amortized Cost	Unrealized Gain	Unrealized Loss	Approximate Market Value
Mortgage-backed securities	$455,488	$13,477	$—	$468,965
	$455,488	$13,477	$—	$468,965

Amortized cost and approximate market values of investment securities available-for-sale at December 31, 2003 are summarized as follows:

	Amortized Cost	Unrealized Gain	Unrealized Loss	Approximate Market Value
U. S. Agency securities	$9,032,238	$53,905	$(119,846)	$8,966,297
Mortgage-backed securities	12,262,093	24,887	(133,129)	12,153,851
Corporate securities	2,216,473	26,821	(55,859)	2,187,435
Federal Home Loan Bank stock	442,700	—	—	442,700

	$23,953,504	$105,613	$(308,834)	$23,750,283

Amortized cost and approximate market values of investment securities available-for-sale at December 31, 2002 are summarized as follows:

	Amortized Cost	Unrealized Gain	Unrealized Loss	Approximate Market Value
U. S. Agency securities	$6,915,561	$133,520	$(1,891)	$7,047,190
Mortgage-backed securities	12,657,541	156,738	(8,422)	12,805,857
Corporate securities	1,744,538	24,392	(6,820)	1,762,110
Federal Home Loan Bank stock	264,300	—	—	264,300

	$21,581,940	$314,650	$(17,133)	$21,879,457

F/S-7

The following tables summarize amortized cost and approximate market values of securities by maturity:

	December 31, 2003
	Held to Maturity		Available for sale
	Amortized Cost	Approximate Market Value	Amortized Cost	Approximate Market Value
Within one year	$365,997	$371,348	$6,049,926	$5,965,461
After one year, but within five	308,722	311,878	10,139,268	10,130,917
After five years, but within ten	647,859	638,185	7,321,093	7,210,700
After ten Years	75	77	443,217	443,205

Total	$1,322,653	$1,321,488	$23,953,504	$23,750,283

	December 31, 2002
	Held to Maturity		Available for sale
	Amortized Cost	Approximate Market Value	Amortized Cost	Approximate Market Value
Within one year	$217,701	$224,142	$7,986,863	$8,092,337
After one year, but within five	220,349	226,870	10,543,526	10,725,231
After five years, but within ten	16,800	17,297	2,133,119	2,145,298
After ten Years	638	656	918,432	916,591

Total	$455,488	$468,965	$21,581,940	$21,879,457

Investment securities with a carrying value of $7,669,601 and $6,382,562 at December 31, 2003 and 2002, respectively, were pledged to secure public funds and repurchase agreements.

The Company’s investment portfolio includes several securities that are in an unrealized loss position as of December 31, 2003, the details of which are included in the following table. Although these securities, if sold at December 31, 2003 would result in a pretax loss of $322,269, the Company has no intent to sell the applicable securities at such market values, and maintains the Company has the ability to hold these securities until all principal has been recovered. Declines in the market values of these securities can be traced to general market conditions which reflect the prospect for the economy as a whole. When determining other-than-temporary impairment on securities, the Company considers such factors as adverse conditions specifically related to a certain security or to specific conditions in an industry or geographic area, the time frame securities have been in an unrealized loss position, the Company’s ability to hold the security for a period of time sufficient to allow for anticipated recovery in value, whether or not the security has been downgraded by a rating agency, and whether or not the financial condition of the security issuer has severely deteriorated. As of December 31, 2003, the Company considers all securities with unrealized loss positions to be temporarily impaired, and consequently, does not believe the Company will sustain any material realized losses as a result of the current temporary decline in market value.

The following table discloses investments in an unrealized loss position that are not other than temporarily impaired:

At December 31, 2003, total temporary impairment totalled $322,269.

Description and number of positions	Less than 12 months		12 months or more
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
U.S. Agencies (27)	$6,197,806	$(119,846)	$—	$—

Mortgage-backed securities (49)	10,095,084	(130,082)	—	—
Corporate securities (7)	1,361,622	(55,859)	191,943	(3,047)

Municipal securities (5)	558,997	(13,435)	—	—

	$18,213,509	$(319,222)	$191,943	$(3,047)

F/S-8

NOTE 3. LOANS

The components of loans in the balance sheet at December 31, were as follows:

	2003	2002
Commercial and non-residential real estate	$29,847,988	$20,468,738
Residential real estate	19,453,879	16,420,846
Consumer and other	13,313,602	11,142,424

	$62,615,469	$48,032,008

Changes in the allowance for possible loan losses were as follows for the years ended December 31:

	2003	2002
Balance at beginning of period	$502,570	$354,403
Losses charged to allowance	(71,710)	(81,348)
Recoveries credited to allowance	35,174	4,720
Provision for possible loan losses	222,765	224,795

Balance at end of period	$688,799	$502,570

Impaired loans are accounted for in accordance with Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of Loans, as amended by Statement of Financial Accounting Standards No. 118. The Bank considers a loan impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

As of December 31, 2003 and 2002, the Bank had no impaired loans.

NOTE 4. BANK PREMISES, FURNITURE AND EQUIPMENT

Bank premises, furniture and equipment at December 31, were as follows:

	2003	2002
Bank Premises	$1,484,571	$1,482,581
Equipment, furniture and fixtures	750,901	684,690

	2,235,472	2,167,271
Allowance for depreciation	(563,988)	(434,221)

	$1,671,484	$1,733,050

NOTE 5. DEPOSITS

Deposits at December 31, were as follows:

	2003	2002
Demand deposits of individuals, partnerships, and corporations
Interest bearing	$6,765,190	$5,687,857
Non-interest bearing	6,331,448	5,420,665
Time and savings deposits of individuals, partnerships and corporations	60,378,515	52,108,678

Deposits of states and political subdivisions	409,015	1,289,465
Certified and official checks	453,863	396,998

Total Domestic Deposits	$75,338,031	$64,903,663

Time deposits of over $100,000 included above	$10,076,044	$8,453,256

F/S-9

Maturities of certificates of deposit at December 31, 2003 were as follows:

2004	$14,999,906
2005	6,689,067
2006	4,106,348
2007	3,127,191
2008	2,500,160

Total	$31,422,672

NOTE 6. BORROWED FUNDS

The Bank is a party to repurchase agreements with certain customers. These accounts function as sweep accounts. As of December 31, 2003 and 2002, the Bank had repurchase agreements of $6,724,601 and $5,596,695.

The Bank is a member of the Federal Home Loan Bank (“FHLB”) of Pittsburgh, Pennsylvania. The FHLB borrowings are secured by a blanket lien by the FHLB on certain residential mortgage loans or securities with a market value at least equal to the outstanding balances. The remaining maximum borrowing capacity with the FHLB at December 31, 2003 was approximately $28,229,082. At December 31, 2003 and 2002 the Bank had borrowed $4,778,918 and $2,743,806.

Borrowings from the FHLB as of December 31 were as follows:

	2003	2002
Fixed interest rate note, originating April 1999, due April 2014, interest of 5.405% is payable monthly	$1,000,000	$1,000,000
Fixed interest rate note, originating February 2001, due February 2004, interest of 5.38% is payable quarterly.	1,000,000	1,000,000
Fixed interest rate note, originating April 2002, due May 2017, interest of 5.90% is payable monthly.	34,047	743,806
Floating interest rate note, originating March 2003, due December 2004, interest payable monthly.	2,044,871	—

	$4,778,918	$2,743,806

Borrowings from the FHLB are secured by stock in the FHLB of Pittsburgh, qualifying first mortgage loans, mortgage-backed securities and certain investment securities.

Additionally the Bank has a line of credit of $3,500,000 available from the Community Bankers Bank. There were no borrowings against this line of credit at December 31, 2003 or 2002.

NOTE 7. FINANCIAL

INSTRUMENTS

Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

F/S-10

Commitments to extend credit are agreements to lend to a customer as long there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customers credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management’s credit evaluation of the customer.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

Total contractual amounts of the commitments as of December 31 were as follows:

	2003	2002
Available on lines of credit	$8,569,334	$7,176,919
Stand-by letters of credit	126,481	54,621
Other loan commitments	—	—

	$8,695,815	$7,231,540

Concentration of Credit Risk

The Bank grants a majority of its commercial, financial, agricultural, real estate and installment loans to customers throughout Marion County, West Virginia and adjacent counties. Collateral for loans is primarily residential and commercial real estate, personal property, and business equipment. The Bank evaluates the credit worthiness of each of its customers on a case-by-case basis, and the amount of collateral it obtains is based upon management’s credit evaluation.

NOTE 8. INCOME TAXES

The Bank records income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. FASB 109 is an asset and liability approach that requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of other assets and liabilities.

The amount reflected as income taxes represents federal and state income taxes on financial statement income. Certain items of income and expense, primarily the provision for possible loan losses, allowance for losses on foreclosed assets held for resale, depreciation, and accretion of discounts on investment securities are reported in different accounting periods for income tax purposes.

The provisions for income taxes for the years ended December 31, were as follows:

	2003	2002
Current:
Federal	$392,000	$42,000
State	2,000	6,000

	$394,000	$48,000

Deferred expense
Federal	$1,500	$102,000
State	380	25,400

	1,880	127,400

Income Tax expense	$395,880	$175,400

F/S-11

Following is a reconciliation of income taxes at federal statutory rates to recorded income taxes for the year ended December 31:

	2003		2002
	Amount	%	Amount	%
Tax at Federal tax rate	$400,300	34.0%	$195,700	34.0%
Tax effect of:
State income tax	670	0.6%	3,500	0.6%
Surtax exemption/rate difference	21,600	1.8%	(10,600)	-1.8%
Tax exempt earnings	(48,100)	-4.1%	(14,100)	-2.5%
Other	21,410	1.3%	900	0.1%

	$395,880	33.6%	$175,400	30.4%

Deferred tax assets and liabilities are the result of timing differences in recognition of revenue and expense for income tax and financial statement purposes.

Deferred income tax liabilities and (assets) were comprised of the following at December 31:

	2003	2002
Depreciation	$100,000	$68,000
Unrealized gain on securities available-for-sale	—	89,255
Pension	9,000	—

Gross deferred tax liabilities	109,000	157,255

Unrealized loss on securities available-for-sale	(69,095)	—
Provision for loan loss	(175,955)	(122,300)
Minimum pension liability	(12,735)	(31,800)
Section 179 expense carryover	—	(4,150)

Gross deferred tax (assets)	(257,785)	(158,250)

Net deferred tax (asset)	$(148,785)	$(995)

No deferred income tax valuation allowance is provided since it is more likely than not that realization of the deferred income tax asset will occur in future years.

NOTE 9. RELATED PARTY TRANSACTIONS

The Bank has granted loans to officers and directors of the Bank and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk of collectibility. Set forth below is a summary of the related loan activity.

	Balance at Beginning of Year	Borrowings	Repayments	Balance at end of Year
December 31, 2003	$3,176,754	$4,017,298	$(2,296,157)	$4,897,895

December 31, 2002	$3,303,519	$4,007,423	$(4,134,188)	$3,176,754

The Bank held related party deposits of $3,616,804 and $3,731,313 at December 31, 2003 and December 31, 2002, respectively.

The Bank held related party repurchase agreements of $879,957 and $976,662 at December 31, 2003 and December 31, 2002, respectively.

NOTE 10. PENSION PLAN

The Bank participates in a trusteed pension plan known as the West Virginia Bankers Association Retirement Plan covering virtually all full-time employees. Benefits are based on years of service and the employee’s compensation. The Bank’s funding policy is to fund normal costs of the plan as accrued. Contributions are intended to provide not only for benefits attributed to service to date, but also for those benefits expected to be earned in the future. The Bank participated in the pension plan beginning January 1, 1999. The Bank has recognized estimated pension expense of $69,536 and $79,630 for the years ended December 31, 2003 and 2002.

F/S-12

The following table sets forth the pension plan’s funded status as of the latest available actuarial valuations dated October 1, 2002 and 2001:

	2003	2002
Actuarial present value of benefit obligations:
Accumulated benefit obligation	$(242,948)	$(160,091)

Projected benefit obligation for service rendered to date	$(307,110)	$(212,421)
Plan assets at fair value, primarily listed stocks and U. S. Bonds	205,493	106,600

Projected benefit obligations (greater)/less than plan assets	(101,617)	(105,821)
Unrecognized net gain from past experience different from that assumed and effects of changes in assumptions	—	—
Prior service cost not yet recognized in net periodic pension cost	24,137	26,551
Unrecognized net (assets) at transition	108,113	87,439

(Accrued) pension cost	$30,633	$8,169

Net pension cost includes the following components:
Service cost-benefit earned during period	$61,318	$51,745

Interest cost on projected benefit obligation	15,201	10,441

Actual return on plan assets	(9,397)	(4,022)
Net amortization and deferral	2,414	2,414

Net periodic pension cost	$69,536	$60,578

The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 4.00% for 2003 and 4.25% for 2002. The expected long-term rate of return on plan assets was 8.5% in 2003 and 2002.

The expected employer contribution for the pension plan year ending October 31, 2004 is $59,373.

The following actuarial assumptions were used for the pension plan years ending as indicated:

	October 31
	2003	2002
Discount rate	6.50%	7.00%
Rate of return on plan assets	8.50%	8.50%
Salary increase	3.50%	4.00%
Increase rate for maximum benefit and compensation limit	3.00%	3.00%

An analysis of plan assets and the investment policy follows.

	Target Allocation 2004	Allowable Allocation Range	Percentage of Plan Assets at October 31
			2003	2002
(1) Plan Assets
(a) Equity Securities	70%	40-80%	70%	62%
(b) Debt Securities	25%	20-40%	26%	33%
(c) Real Estate	0%	0%	0%	0%
(d) Other	5%	3-10%	4%	5%

(e) Total			100%	100%

Investment Policy and Strategy

The policy, as established by the Pension Committee of the West Virginia Bankers Association Retirement Plan, is to invest assets per the target allocations stated above. The assets will be reallocated periodically to meet the above target allocations. The investment policy will be reviewed periodically, under the advisement of a certified investment advisor, to determine if the policy should be changed.

F/S-13

The overall investment return goal is to achieve a return greater than a blended mix of stated indices tailored to the same asset mix of the plan assets by 0.5% after fees over a rolling 5-year moving average basis.

Allowable assets include cash equivalents, fixed income securities, equity securities, exchange traded index funds and GICs. Prohibited investments include, but are not limited to, commodities and future contracts, private placements, options, limited partnerships, venture capital investments, real estate and IO, PO, and residual tranche CMOs. Unless a specific derivative security is allowed per the plan document permission must be sought from the Pension Committee to include such investments.

In order to achieve a prudent level of portfolio diversification, the securities of any one company should not exceed more than 10% of the total plan assets, and no more than the 25% of total plan assets should be invested in any one industry (other than securities of U.S. Government or Agencies). Additionally, no more than 20% of the plan assets shall be invested in foreign securities (both equity and fixed).

Determination of Expected Long-term Rate of Return

The expected long-term rate of return for the plan’s total assets is based on the expected return of each of the above categories, weighted based on the median of the target allocation for each class.

NOTE 11. STOCK OPTION PLAN

The Monongahela Valley Bank, Inc. 2000 Stock Incentive Plan provides for the issuance of stock options to participating employees. Stock options vest 25% per year on January 1 of each year following the option grant date and expire 10 years from the option grant date. As of December 31, 2003, no stock options have been exercised. There were 15,615 shares available for options and 36,885 outstanding unexercised options at a weighted average exercise price of $10.50 per share.

NOTE 12. REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as defined. As of December 31, 2002 and 2001, the Bank meets all capital adequacy requirements to which it is subject.

The most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the institution’s category. The Bank’s actual capital amounts and ratios are also presented in the table below.

	ACTUAL		MINIMUM TO BE WELL CAPITALIZED		MINIMUM FOR CAPITAL ADEQUACY PURPOSES
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO
As of December 31, 2003
Total Capital (to risk-weighted assets)	$8,529,000	13.0%	$6,543,400	10.0%	$5,234,720	8.0%
Tier I Capital (to risk-weighted assets)	$7,840,000	12.0%	$3,926,040	6.0%	$2,617,360	4.0%
Tier I Capital (to average assets)	$7,840,000	8.2%	$5,732,880	6.0%	$3,821,920	4.0%
As of December 31, 2002
Total Capital (to risk-weighted assets)	$7,635,000	15.0%	$5,102,300	10.0%	$4,081,840	8.0%
Tier I capital (to risk-weighted assets)	$7,132,000	14.0%	$3,061,380	6.0%	$2,040,920	4.0%
Tier I Capital (to average assets)	$7,132,000	9.0%	$4,779,900	6.0%	$3,186,600	4.0%

F/S-14

NOTE 13. REGULATORY RESTRICTION ON DIVIDEND

The approval of the regulatory agencies is required if the total of all dividends declared by the Bank in any calendar year exceeds the Bank’s net profits, as defined, for that year combined with its retained net profits for the preceeding two calendar years.

NOTE 14. FORMATION OF HOLDING COMPANY

On December 17, 2003 the stockholders of The Monongahela Valley Bank, Inc. approved a plan to form a bank holding company, MVB Financial Corp, effective January 1, 2004. Through the exchange of common stock in 2004, the bank holding company will own The Monongahela Valley Bank, Inc.

F/S-15

The Monongahela Valley Bank, Inc.

Form 10 KSB

Part III

Index to Exhibits

Exhibit No.	Exhibit Description	Page No.
1	Underwriting Agreement	None

2	Charter and Bylaws	PF

3	Investments Defining the Rights of Security Holders	PF

4	Subscription Agreement	None

5	Voting Trust Agreements	None

6	Material Contracts 2000 Stock Incentive Plan	PF

7	Material Foreign Patents	None

8	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession	E-1

9	Escrow Agreements	None

10	Consents

	a) Experts – Conley Johnson, AC	E-2

	b) Underwriters	None

11	Statement Re: Computation of Earnings Per Share	E-3

PF – the information hereby required by this exhibit was previously filed on Form 10SB, filed with the Federal Deposit Insurance Corporation on April 27, 2000.

E

EXHIBIT E-1

AGREEMENT

AND

PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), is made and entered into as of the 2nd day of June, 2003, by and between MVB FINANCIAL CORP., a West Virginia corporation (“Holding Company”), and THE MONONGAHELA VALLEY BANK, INC., a West Virginia state banking corporation (“Bank”).

W I T N E S S E T H:

RECITALS

WHEREAS, the parties hereto have agreed that, subject to the necessary approval by the shareholders of the Bank and subject to obtaining all necessary approvals as hereinafter provided, Holding Company shall acquire all of the outstanding stock of the Bank pursuant to a plan of reorganization which satisfies the requirements of Internal Revenue Code § 368; and

WHEREAS, in furtherance thereof, Holding Company has been formed as a West Virginia corporation; and

WHEREAS, Holding Company and Bank have agreed to the affiliation of their two companies through a Share Exchange under West Virginia law, as a result of which Bank would become a subsidiary of Holding Company and shareholders of Bank would receive stock of Holding Company, all as more specifically provided in the Agreement and Plan of Share Exchange in the form attached hereto as Exhibit A (“Plan”); and

E-1.1

WHEREAS, the Board of Directors of the Bank, by a majority vote of all of the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts; and

WHEREAS, the Board of Directors of Holding Company, by a majority vote of all of the members thereof, has approved this Agreement and has authorized the execution hereof in counterparts.

AGREEMENT

Now, therefore, for and in consideration of the premises and the mutual agreements hereinafter set forth, and in accordance with the provisions of applicable law, the parties agree as follows:

SECTION 1

THE REORGANIZATION

1.1 The Reorganization. Subject to the terms and conditions of this Agreement, on the Effective Date (as defined in Section 7.3), Bank shall become a wholly owned subsidiary of Holding Company through the exchange of each outstanding share of common stock of Bank, par value $1.00 per share, for one share of Holding Company common stock, par value $1.00 per share, in accordance with Section 3.1 hereof and pursuant to a statutory share exchange under W. Va. Code §§ 31D-11-1103, -1104, -1106 to –1108 (the “Reorganization”).

1.2 Effects of Reorganization. On the Effective Date, the Reorganization shall have the effect provided in W. Va. Code § 31D-11-1107. On the Effective Date, the Bank shall become a wholly owned subsidiary of Holding Company and shall continue to be governed by the laws of the State of West Virginia.

E-1.2

SECTION 2

ARTICLES OF INCORPORATION; BYLAWS;

BOARD OF DIRECTORS AND OFFICERS

2.1 Articles of Incorporation. From and after the Effective Date, the Articles of Incorporation of the Bank, as the same may be amended from time to time as provided by law, shall continue to be the Articles of Incorporation of the Bank.

2.2 Bylaws. The Bylaws of the Bank as in effect on the Effective Date shall continue as the Bylaws of the Bank until the same shall thereafter be altered, amended or repealed in accordance with the law, its Articles of Incorporation, or said Bylaws.

2.3 Directors and Officers. The directors and officers of the Bank on the Effective Date shall continue as the directors and officers of the Bank and shall hold office as prescribed in the Bylaws of the Bank and applicable law until their successors shall have been elected and shall qualify.

SECTION 3

CONVERSION OF SHARES

3.1 Conversion of Shares. On the Effective Date:

(a) Each share of common stock of the Bank (“Bank Common Stock”) then issued and outstanding, excluding any shares as to which dissenter’s rights are exercised pursuant to the requirements of W. Va. Code §§ 31D-13-1302, et seq., which shares shall be canceled, shall automatically be converted into the right to receive one share of Holding Company common stock, par value $1.00 per share.

E-1.3

(b) From and after the Effective Date, the holders of the certificates representing Bank Common Stock shall cease to have any rights with respect to such shares (except such rights as they may have as dissenting shareholders in accordance with W. Va. Code §§ 31D-13-1302, et seq.), and their sole right shall be to receive common stock of Holding Company, as herein provided.

3.2 Closing of Stock Transfer Books. On the Effective Date, the stock transfer books of the Bank shall be deemed closed, and no shares of Bank Common Stock outstanding immediately prior to the Effective Date shall thereafter be transferred.

3.3 Manner of Exchange. As soon as practicable after the Effective Date, any certificates or the right to receive certificates representing the outstanding shares of the Bank Common Stock shall be surrendered to Holding Company or any agent designated by it and, upon such surrender, Holding Company shall issue and deliver in substitution therefor certificates representing the number of shares of common stock of Holding Company into which such surrendered shares have been converted as hereinabove provided. Certificates representing shares of Bank Common Stock or the right to receive such certificates which are not surrendered shall be deemed for all purposes to evidence the ownership of the right to receive cash or the number of shares of common stock of Holding Company into which said shares of Bank shall have been converted as hereinbefore set forth.

E-1.4

SECTION 4

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE BANK

The Bank represents and warrants to and covenants with Holding Company that:

4.1 Corporate Organization and Qualification of The Bank. The Bank is duly organized, validly existing and in good standing as a state banking corporation under the laws of the State of West Virginia and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted.

4.2 Authorization of Agreement. The Board of Directors of the Bank has authorized the execution of this Agreement as set forth herein, and subject to the approval of this Agreement by the shareholders of the Bank as provided in W. Va. Code § 31D-11-1104, the Bank has the corporate power and is duly authorized to take all actions required pursuant to this Agreement.

4.3 Capitalization. The authorized capital stock of the Bank consists of 1,000,000 shares of common stock, par value of $1.00 per share, of which 708,025 shares are issued and outstanding and are fully paid.

4.4 Proxy Statement. The information pertaining to the Bank which has been or will be furnished by or on behalf of the Bank or its management for inclusion in the proxy statement referred to in Section 9 or any amendment or supplement thereto mailed to the holders of the common stock of the Bank will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

E-1.5

4.5 Additional Covenants. The Bank covenants and agrees:

(a) That it will promptly advise Holding Company in writing of the name and address of, and number of shares of the Bank held by, each shareholder who elects to exercise his right to dissent to the Reorganization pursuant to W. Va. Code §§ 31D-13-1302, et seq.; and

(b) Subsequent to the date of this Agreement and prior to the Effective Date that it will operate its business only in the normal course and in a normal manner consistent with past practice.

SECTION 5

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF HOLDING COMPANY

Holding Company represents and warrants to and covenants with the Bank that:

5.1 Corporate Organization of Holding Company. Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia.

5.2 Corporate Power and Action. Holding Company has the corporate power to execute and deliver this Agreement and has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize such execution and delivery, the Reorganization and the consummation of the transactions contemplated hereby, and upon its execution and delivery, this Agreement is a valid and binding agreement of Holding Company in accordance with its terms. No action of Holding Company shareholders is or will be required to approve this Agreement or the Reorganization.

E-1.6

5.3 Regulatory Approvals. Prior to the Effective Date, Holding Company separately and jointly with the Bank, shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the West Virginia Board of Banking and Financial Institutions (“Banking Board”) for the Reorganization and for Holding Company’s acquisition of the shares of the Bank; (ii) the prior approval of the Board of Governors of the Federal Reserve System (“FRB”) under the Bank Holding Company Act of 1956, as amended, for the formation of Holding Company as a one-bank holding company owning 100% of the voting shares of the Bank, and (iii) all other consents and approvals of governmental agencies as are required by law or otherwise, and shall do any and all things deemed by Holding Company and the Bank to be necessary or appropriate in order to cause the Reorganization to be consummated on the terms provided herein.

5.4 Capitalization. The authorized capital stock of Holding Company consists of 4,000,000 shares of common stock, par value of $1.00 per share, none of which are issued and outstanding.

SECTION 6

NON-SURVIVAL

The representations and warranties included or provided herein shall not survive the Effective Date.

E-1.7

SECTION 7

CONDITIONS PRECEDENT; CLOSING DATE AND EFFECTIVE DATE

7.1 Conditions Precedent. The consummation of this Agreement and the Reorganization is conditioned upon the following:

(a) The shareholders of the Bank shall have approved this Agreement by vote as required by law and final approval of this Agreement shall have taken place as provided in Section 9 hereof;

(b) The Banking Board shall have granted its final approval of the Reorganization and the acquisition of the Bank by Holding Company pursuant to this Agreement;

(c) The FRB shall have approved the application of Holding Company to acquire the Bank pursuant to this Agreement;

(d) All other consents, approvals and permissions and the satisfaction of all the requirements prescribed by law which are necessary to the carrying out of the transactions contemplated hereby shall have been procured;

(e) All delay periods and all periods for review, objection or appeal of or to any of the consents, approvals or permissions required with respect to the consummation of the Reorganization and this Agreement shall have expired;

(f) The approvals referred to in this Section 7.1 shall not have required the divestiture or cessation of any significant part of the present operations conducted by Holding Company, the Bank, or their subsidiaries, if any, and shall not have imposed any other condition, which divestiture, cessation or condition which Holding Company or the Bank reasonably deems to be materially disadvantageous or burdensome;

E-1.8

(g) Holding Company shall have received an opinion of its counsel, Jackson Kelly PLLC, that if the Reorganization is consummated in accordance with the terms of this Agreement (i) the Reorganization will constitute a reorganization in the meaning of § 368 of the Internal Revenue Code of 1954, as amended, (ii) the Bank and Holding Company will each be a party to the reorganization within the meaning of § 368 of the Code; (iii) no gain or loss will be recognized to the Bank as a consequence of the Reorganization; (iv) no gain or loss will be recognized by any Bank shareholder as a result of the Reorganization except in respect of cash received in conjunction with the perfection of dissenter’s rights; (v) the basis of Holding Company common stock received by Bank shareholders will be the same as the basis of their shares of Bank Common Stock exchanged; and (vi) the holding period for Bank shareholders of the Holding Company common stock received in the Reorganization will include the period for which the shares of the Bank Common Stock was held, provided that the Bank Common Stock was a capital asset in the hands of Bank shareholders on the Effective Date; and

(h) Unless waived by Holding Company, the holders of not more than 5% of the outstanding shares of the Bank Common Stock shall have elected to exercise their statutory right to dissent from the transactions contemplated hereby at the special meeting of Bank shareholders referred to in Section 9 hereof.

7.2 Closing Date. The closing shall be held at the Bank’s offices in Fairmont, West Virginia, at such time and place as the Bank and Holding Company shall agree. The time and date of closing are herein called the “Closing Date”. The Closing Date shall not be earlier than the 15th day following the date (the “Approval Date”) on which the approvals referred to in Section 5.5 shall have been received, and shall not be later that the last day of the sixth calendar month next succeeding the Approval Date. Holding Company shall cause the Articles of Share Exchange with respect to the Reorganization to be filed with the Secretary of State of West Virginia as soon after the Closing Date as practicable.

E-1.9

7.3 Effective Date. The Reorganization shall become effective (the “Effective Date”) on the date on which the Secretary of State of West Virginia issues the Certificate of Share Exchange.

SECTION 8

TERMINATION OF AGREEMENT

8.1 Grounds for Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date either before or after the meeting of the shareholders of the Bank:

(a) By mutual consent of the Bank and Holding Company;

(b) By Holding Company if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Bank set forth herein, or by the Bank if there has been a material misrepresentation or breach of warrant in the representations and warranties of Holding Company or Interim Bank set forth herein; or

(c) By either the Bank or Holding Company if the Reorganization shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

8.2 Effect of Termination; Right to Proceed. In the event this Agreement shall be terminated pursuant to Section 8.1, all further obligations of Holding Company and the Bank under this Agreement shall terminate without further liability of Holding Company to the Bank or of the Bank to Holding Company.

E-1.10

SECTION 9

MEETING OF SHAREHOLDERS OF THE BANK

The Bank shall take all steps necessary to call and hold a special meeting of its shareholders in accordance with applicable law and the Articles of Incorporation and Bylaws of the Bank, as soon as practicable for the purpose of submitting this Agreement to its shareholders for their consideration and approval and will send to its shareholders for purposes of such meeting a proxy statement, which as to information pertaining the Bank which has been furnished by or on behalf of the Bank or its management, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, and which otherwise complies with all applicable laws, rules and regulations. Information pertaining to Holding Company which has been or will be furnished to the Bank by or on behalf of Holding Company or its management for inclusion in such proxy statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

SECTION 10

REDEMPTION OF SHARES

Subsequent to the Effective Date, Holding Company will repurchase from each of the initial directors of Holding Company any shares of the common stock of Holding Company purchased by them, which shares represent the initial capitalization of Holding Company, in an amount equal to the price paid per share plus an amount equal to the interest, if any, paid by said directors on funds borrowed to purchase such shares.

E-1.11

SECTION 11

GOVERNING LAW; SUCCESSORS AND ASSIGNS;

COUNTERPARTS; ENTIRE AGREEMENT

This Agreement (a) shall be governed by and construed under and in accordance with the laws of the State of West Virginia; (b) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the written consent of the other parties hereto; (c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective and binding as to Holding Company and the Bank when one or more counterparts shall have been signed and delivered by Holding Company and the Bank; and (d) embodies the entire agreement and understanding, and supersedes all prior agreements and understandings, between the Bank and Holding Company relating to the subject matter hereof.

SECTION 12

EFFECT OF CAPTIONS

The captions in this Agreement are included for convenience only and shall not in any way affect the interpretation or construction of any of the provisions hereof.

E-1.12

SECTION 13

AMENDMENTS

This Agreement may be amended by the written agreement of Holding Company and the Bank and without the approval of the shareholders of the Bank before or after the meeting of Bank shareholders at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after any such shareholder approval, no amendment shall be made to and of this Agreement, which substantially and adversely changes the terms of the particular Agreement as to the Bank, Holding Company, or both, without obtaining the further approval of the shareholders of the Bank. If this Agreement is amended after the meeting of shareholders of the Bank provided for in Section 9 of this Agreement, the number of shares of Holding Company common stock into which each share of common stock of the Bank shall be converted in the Reorganization shall not be amended after such meeting of Bank shareholders.

SECTION 14

EXPENSES

Each of the parties hereto agrees to pay, without a right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the Reorganization and of the other transactions contemplated herein, including the fees and disbursements of counsel, accountants and consultants employed by such party in connection therewith.

E-1.13

SECTION 15

AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS

The Bank and Holding Company each agree to execute and deliver such other documents, certificates and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

MVB FINANCIAL CORP.

By:	/s/ James R. Martin
Its:	President

THE MONONGAHELA VALLEY BANK, INC.

By:	/s/ James R. Martin
Its:	President

E-1.14

PLAN OF SHARE EXCHANGE

BETWEEN

THE MONONGAHELA VALLEY BANK, INC.

AND

MVB FINANCIAL CORP.

Pursuant to this Plan of Share Exchange (“Plan of Share Exchange”), THE MONONGAHELA VALLEY BANK, INC. (“Bank”), a West Virginia state banking corporation, shall become a wholly owned subsidiary of MVB FINANCIAL CORP. (“Holding Company”), a West Virginia corporation, pursuant to a Share Exchange under Sections 31D-11-1103, -1104, -1106 to –1108 of the West Virginia Business Corporation Act.

ARTICLE I

TERMS OF THE SHARE EXCHANGE

1.1 The Share Exchange. Subject to the terms and conditions of the Agreement and Plan of Reorganization, dated as of June 2, 2003, between Holding Company and Bank, at the Effective Date (as defined therein), the Bank shall become a wholly owned subsidiary of Holding Company through the exchange of each outstanding share of common stock of the Bank for one share of Holding Company common stock, in accordance with Section 2.1 of this Plan of Share Exchange and pursuant to a Share Exchange under the West Virginia Business Corporation Act (the “Share Exchange”). At the Effective Date, the Share Exchange shall have the effect as provided in W. Va. Code § 31D-11-1107.

1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Bank in effect immediately prior to the consummation of the Share Exchange shall remain in effect following the Effective Date until otherwise remitted or repealed.

1.3 Directors of Bank and Holding Company. The directors, of the Bank and Holding Company will not change as a result of the reorganization.

E-1.15

ARTICLE II

MANNER OF EXCHANGING SHARES

2.1 Exchange of Shares. Upon, and by reason of, the Share Exchange becoming effective pursuant to the issuance of a Certificate of Share Exchange by the Secretary of State of the State of West Virginia, each share of common stock of the Bank then issued and outstanding, excluding any shares as to which dissenters’ rights are exercised pursuant to the requirements of W. Va. Code §§ 31D-13-1302, et seq., which shares should be cancelled, shall automatically be converted into and be exchanged for the right to receive one share of Holding Company common stock, par value $1.00 per share. From and after the Effective Date, the holders of certificates representing Bank Common Stock shall cease to have rights with respect to such shares (except such rights as they may have as dissenting shareholders in accordance with W. Va. Code §§ 31D-13-1302, et seq.), and their sole right shall be to receive common stock of Holding Company, as herein provided. On the Effective Date, the stock transfer records of the Bank shall be deemed closed, and no shares of Bank Common Stock outstanding immediately prior to the Effective Date shall thereafter be transferred.

2.2 Manner of Exchange. As soon as practicable after the Effective Date, any certificates or the right to receive certificates representing the outstanding shares of Bank Common Stock shall be surrendered to the Holding Company or agent designated by it and, upon such surrender, the Holding Company shall issue and deliver in substitution therefor certificates representing the number of shares of common stock of Holding Company into which such surrendered shares have been converted, as hereinabove provided. Certificates representing

E-1.16

shares of Bank Common Stock with the right to receive such certificates which are not surrendered shall be deemed for all purposes to evidence the ownership of the right to receive the number of shares of common stock of Holding Company into which such shares of Bank shall have been converted as hereinbefore set forth.

ARTICLE III

TERMINATION

This Plan of Share Exchange may be terminated at any time prior to the Effective Date by the parties hereto as provided in Section 8 of the Agreement and Plan of Reorganization, dated June         , 2003, between the parties.

MVB FINANCIAL CORP.

By:
Its: President

THE MONONGAHELA VALLEY BANK, INC.

By:
Its: President

E-1.17

APPENDIX II

§31D-13-1302. Right to appraisal.

(a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(1) Consummation of a merger to which the corporation is a party: (A) If shareholder approval is required for the merger by section one thousand one hundred four, article eleven of this chapter and the shareholder is entitled to vote on the merger, except that appraisal rights may not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger; or (B) if the corporation is a subsidiary and the merger is governed by section one thousand one hundred five, article eleven of this chapter;

(2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights may not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(3) Consummation of a disposition of assets pursuant to section one thousand two hundred two, article twelve of this chapter if the shareholder is entitled to vote on the disposition;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

(5) Any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors.

(b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4), subsection (a) of this section are limited in accordance with the following provisions:

(1) Appraisal rights may not be available for the holders of shares of any class or series of shares which is:

(A) Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

E-1.18

(B) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of a class or series has a market value of at least twenty million dollars, exclusive of the value of the shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten percent of the shares.

(2) The applicability of subdivision (1), subsection (b) of this section is to be determined as of:

(A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

(B) The day before the effective date of the corporate action if there is no meeting of shareholders.

(3) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisals rights to accept for the shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1), section (b) of this section at the time the corporate action becomes effective.

(4) Subdivision (1), subsection (b) of this section is not applicable and appraisal rights are to be available pursuant to subsection (a) of this section for the holders of any class or series of shares where any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who: (A) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if the offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or (B) for purpose of voting their shares of the corporation, each member of the group formed is deemed to have acquired beneficial ownership, as of the date of the agreement, of all voting shares of the corporation beneficially owned by any member of the group.

E-1.19

(c) Notwithstanding any other provision of section one thousand three hundred two of this article, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, but any limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of the shares that are outstanding immediately prior to the effective date of the amendment or that the corporation is or may be required to issue or sell pursuant to any conversion, exchange or other right existing immediately before the effective date of the amendment does not apply to any corporate action that becomes effective within one year of that date if the action would otherwise afford appraisal rights.

(d) A shareholder entitled to appraisal rights under this article may not challenge a completed corporate action for which appraisal rights are available unless the corporate action:

(1) Was not effectuated in accordance with the applicable provisions of articles ten, eleven or twelve of this chapter or the corporation’s articles of incorporation, bylaws or board of directors’ resolution authorizing the corporate action; or

(2) Was procured as a result of fraud or material misrepresentation.

§31D-13-1303. Assertion of rights by nominees and beneficial owners.

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection are to be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder:

(1) Submits to the corporation the record shareholder’s written consent to the assertion of the rights no later than the date referred to in paragraph (D), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(2) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

E-1.20

PART 2. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS.

§31D-13-1320. Notice of appraisal rights.

(a) If proposed corporate action described in subsection (a), section one thousand three hundred two of this article is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this article. If the corporation concludes that appraisal rights are or may be available, a copy of this article must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section one thousand one hundred five, article eleven of this chapter, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. The notice must be sent within ten days after the corporate action became effective and include the materials described in section one thousand three hundred twenty-two of this article.

§31D-13-1321. Notice of intent to demand payment.

(a) If proposed corporate action requiring appraisal rights under section one thousand three hundred two of this article is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) Must not vote, or cause or permit to be voted, any shares of the class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under this article.

§31D-13-1322. Appraisal notice and form.

(a) If proposed corporate action requiring appraisal rights under subsection (a), section one thousand three hundred two of this article becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1), subsection (b) of this section to all shareholders who satisfied the requirements of section one thousand three hundred twenty-one of this article. In the case of a merger under section one thousand one hundred five, article eleven of this chapter, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

E-1.21

(b) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after that date and must:

(1) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify: (A) Whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date; and (B) that the shareholder did not vote for the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certified shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under of this subdivision;

(B) A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form required by subsection (a) of this section are sent, and state that the shareholder is deemed to have waive the right to demand appraisal with respect to the shares unless the form is received by the corporation by the specified date;

(C) The corporation’s estimate of the fair value of the shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in paragraph (B) of this subdivision the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(E) The date by which the notice to withdraw under section one thousand three hundred twenty-three of this article must be received, which date must be within twenty days after the date specified in paragraph (B) of this subdivision; and

(3) Be accompanied by a copy of this article.

§31D-13-1323. Perfection of rights; right to withdraw.

(a) A shareholder who receives notice pursuant to section one thousand three hundred twenty-two of this article and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section one thousand three hundred twenty-five of this article. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form

E-1.22

and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. Once a shareholder deposits the shareholder’s certificates or, in the case of uncertified shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

(b) A shareholder who has complied with subsection (a) of this section may decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to paragraph (E), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article. A shareholder who fails to withdraw from the appraisal process by that date may not withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b), section one thousand three hundred twenty-two of this article, is not entitled to payment under this article.

§31D-13-1324. Payment.

(a) Except as provided in section one thousand three hundred twenty-five of this article, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, the corporation shall pay in cash to those shareholders who complied with subsection (a), section one thousand three hundred twenty-three of this article the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) of this article must be accompanied by:

(1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

E-1.23

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to paragraph (C), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article; and

(3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section one thousand three hundred twenty-six of this article and that if any shareholder does not make a demand for further payment within the time period specified, shareholder is deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this article.

§31D-13-1325. After-acquired shares.

(a) A corporation may elect to withhold payment required by section one thousand three hundred twenty-four of this article from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1), subsection (b), section one thousand three hundred twenty-two of this article.

(b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by paragraph (B), subdivision (2), subsection (b), section one thousand three hundred twenty-two of this article is due, notify all shareholders who are described in subsection (a) of this section:

(1) Of the information required by subdivision (1), subsection (b), section one thousand three hundred twenty-four of this article;

(2) Of the corporation’s estimate of fair value pursuant to subdivision (2), subsection (b), section one thousand three hundred twenty-four of this article;

(3) That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section one thousand three hundred twenty-six of this article;

(4) That those shareholders who wish to accept the offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer; and

(5) That those shareholders who do not satisfy the requirements for demanding appraisal under section one thousand three hundred twenty-six of this article are deemed to have accepted the corporation’s offer.

E-1.24

(c) Within ten days after receiving the shareholder’s acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2), subsection (b) of this section to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2), subsection (b) of this section to each shareholder described in subdivision (5), subsection (b) of this section.

§31D-13-1326. Procedure if shareholder dissatisfied with payment or offer.

(a) A shareholder paid pursuant to section one thousand three hundred twenty-four of this article who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, and less any payment due under section one thousand three hundred twenty-four of this article. A shareholder offered payment under section one thousand three hundred twenty-five of this article who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) of this section within thirty days after receiving the corporation’s payment or offer of payment under sections one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article, respectively, waives the right to demand payment under this section and is entitled only to the payment made or offered pursuant to those respective sections.

PART 3. JUDICIAL APPRAISAL OF SHARES.

§31D-13-1330. Court action.

(a) If a shareholder makes demand for payment under section one thousand three hundred twenty-six of this article which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section one thousand three hundred twenty-six of this article plus interest.

E-1.25

(b) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(c) The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointment them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There is no right to a jury trial.

(d) Each shareholder made a party to the proceeding is entitled to judgment: (1) For the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for the shares; or (2) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section one thousand three hundred twenty-five of this article.

§31D-13-1331. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under section one thousand three hundred thirty of this article shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds the shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

(1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections one thousand three hundred twenty, one thousand three hundred twenty-two, one thousand three hundred twenty-four or one thousand three hundred twenty-five of this article; or

(2) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

E-1.26

(d) To the extent the corporation fails to make a required payment pursuant to sections one thousand three hundred twenty-four, one thousand three hundred twenty-five or one thousand three hundred twenty-six of this article, the shareholder may sue directly for the amount owed and, to the extent successful, are to be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

E-1.27

CONSENT OF CONLEY CPA GROUP, PLLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the incorporation of our report dated January 30, 2004, with respect to the financial statements of The Monongahela Valley Bank, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003.

/s/ Conley CPA Group, PLLC
Fairmont, West Virginia
March 9, 2004

MEMBERS: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS + WEST VIRGINIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

E-2

The Monongahela Valley Bank, Inc.

Form 10-KSB

Exhibit 11

Statement re: Computation of Per Share Earnings

Per share earnings includes any dilutive effects of stock options, and is computed by dividing the net income by the average number of common shares outstanding during the period, adjusted for the effect of options under the Bank’s 2000 stock incentive plan. There are presently no other debt or equity securities that would result in any dilution of earnings per share amounts.

E-3

SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this Form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized and based on our knowledge and belief that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The Monongahela Valley Bank, Inc.

By:	/s/ James R. Martin	/s/ Eric L. Tichenor
	James R. Martin, President	Eric L. Tichenor, Vice President & Cashier

Date:	March 16, 2004	Date: March 16, 2004

Form 10-KSB Certification

CERTIFICATIONS

I, James R. Martin, certify that:

1. I have reviewed this annual report on Form 10-KSB of The Monongahela Valley Bank, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 16, 2004	/s/ James R. Martin
James R. Martin
President & CEO

Form 10-KSB Certification

CERTIFICATIONS

I, Eric L. Tichenor, certify that:

1. I have reviewed this annual report on Form 10-KSB of The Monongahela Valley Bank, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 16, 2004	/s/ Eric L. Tichenor
Eric L. Tichenor
Vice President & CFO

POWER OF ATTORNEY AND SIGNATURES

Know all persons by the presents, that each person whose signature appears below constitutes and appoints James R. Martin or Eric L. Tichenor or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-KSB and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-KSB has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated.

/s/ Nitesh S. Patel	Date:	March 16, 2004
Nitesh S. Patel, Chairman

/s/ James R. Martin	Date:	March 16, 2004
James R. Martin, President & Chief Executive Officer

/s/ Eric L. Tichenor	Date:	March 16, 2004
Eric L. Tichenor, Vice President and Cashier

/s/ Barbara L. Alexander	Date:	March 16, 2004
Barbara L. Alexander, Director

/s/ Robert L. Bell	Date:	March 16, 2004
Robert L. Bell, Director

/s/ Stephen R. Brooks	Date:	March 16, 2004
Stephen R. Brooks, Director

/s/ Harvey M. Havlichek	Date:	March 16, 2004
Harvey M. Havlichek, Director

/s/ James R. Martin	Date:	March 16, 2004
James R. Martin, Director

/s/ Saad Mossallati	Date:	March 16, 2004
Saad Mossallati, Director

/s/ Leonard W. Nossokoff	Date:	March 16, 2004
Leonard W. Nossokoff, Director

/s/ J. Christopher Pallotta	Date:	March 16, 2004
J. Christopher Pallotta, Director

/s/ Louis W. Spatafore	Date:	March 16, 2004
Louis W. Spatafore, Director

/s/ Richard L. Toothman	Date:	March 16, 2004
Richard L. Toothman, Director

/s/ Michael F. Trent	Date:	March 16, 2004
Michael F. Trent, Director

/s/ James E. Valentine	Date:	March 16, 2004
James E. Valentine, Director

/s/ Samuel J. Warash	Date:	March 16, 2004
Samuel J. Warash, Director